UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 21, 2007

LIBERTY GLOBAL, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51360	20-2197030
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12300 Liberty Boulevard, Englewood, Colorado 80112
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (303) 220-6600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Amendment of Telenet Credit Facility

Effective November 21, 2007, the New Telenet Credit Facility was amended by an amendment letter dated November 19, 2007. The New Telenet Credit Facility was amended as follows: (i) the applicable margin for the New Telenet TLB2 Facility was increased from 2.25% per annum over EURIBOR to 2.50% per annum over EURIBOR; and (ii) the applicable margin for the New Telenet TLC Facility was increased from 2.25% per annum over EURIBOR to 2.75% per annum over EURIBOR. Capitalized terms herein have the meanings ascribed to them in the Form 10-Q filed by Liberty Global, Inc. on November 8, 2007.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Name

4.1

Amendment Letter, dated November 19, 2007, among Telenet Bidco NV, Telenet NV, UPC Belgium NV and BNP Paribas S.A., to the €2,300,000,000 Credit Agreement, originally dated August 1, 2007, and as amended and restated by  supplemental agreements dated August 22, 2007, September 11, 2007 and October 8, 2007, among Telenet Bidco NV as Borrower, the parties listed therein as Original Guarantors, ABN AMRO Bank N.V., BNP Paribas S.A. and J.P. Morgan PLC as Mandated Lead Arrangers, BNP Paribas S.A. as Facility Agent, KBC Bank NV as Security Agent and the financial institutions listed therein as Initial Original Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 21, 2007

LIBERTY GLOBAL, INC.

By:	/s/ Randy L. Lazzell
Name: Randy L. Lazzell
Title: Vice President

Exhibit Index

Exhibit No.	Name

4.1

Amendment Letter, dated November 19, 2007, among Telenet Bidco NV, Telenet NV, UPC Belgium NV and BNP Paribas S.A., to the €2,300,000,000 Credit Agreement, originally dated August 1, 2007, and as amended and restated by  supplemental agreements dated August 22, 2007, September 11, 2007 and October 8, 2007, among Telenet Bidco NV as Borrower, the parties listed therein as Original Guarantors, ABN AMRO Bank N.V., BNP Paribas S.A. and J.P. Morgan PLC as Mandated Lead Arrangers, BNP Paribas S.A. as Facility Agent, KBC Bank NV as Security Agent and the financial institutions listed therein as Initial Original Lenders.